Exhibit 99.1

OUTERWALL ANNOUNCES COOPERATION AGREEMENT WITH ENGAGED CAPITAL, LLC

Jeffrey J. Brown Appointed to the Board

Agrees to Appoint Two New Independent Directors

BELLEVUE, Wash. — April 12, 2016 — Outerwall Inc. (“Outerwall” or the “Company”) (Nasdaq: OUTR) today announced that it has entered into a Cooperation Agreement with Engaged Capital, LLC (“Engaged Capital”), which beneficially owns 2,431,170 shares of Outerwall common stock, representing approximately 14.6 percent of the Company’s outstanding shares. Under the terms of the Cooperation Agreement, Outerwall has appointed Jeffrey J. Brown, Chief Executive Officer and founding member of Brown Equity Partners, LLC, to its Board of Directors, effective immediately. Outerwall has also agreed to add two new independent directors to the Company’s Board to be submitted by Engaged Capital. The directors are expected to be named on or before August 1, 2016 and the Board will consist of a maximum of nine directors at that time.

“We appreciate the open and constructive dialogue we have had with all of our shareholders, including Engaged Capital, and are pleased to have reached this agreement,” said Erik E. Prusch, Outerwall’s Chief Executive Officer. “As evidenced by the recent 100 percent increase in Outerwall’s quarterly dividend and decision to explore strategic and financial alternatives to maximize shareholder value, we are aligned with shareholders and are taking decisive actions on their behalf. We welcome the additional perspectives to our Board as we continue to evaluate all strategic and financial options to maximize shareholder value while managing our business for profitability and cash flow.”

“We applaud Outerwall for initiating a process to explore strategic alternatives and are pleased to have been able to work constructively with the Outerwall Board and management team to ensure shareholder representation in the boardroom through this important phase of the Company’s lifecycle,” said Glenn W. Welling, Principal and Chief Investment Officer at Engaged Capital. “Jeff Brown brings decades of transaction and corporate governance experience to the Outerwall Board. We look forward to continuing to work together with Jeff and the rest of the Board to ensure that the Board’s decisions maximize value for shareholders.”

Mr. Brown will serve in the class of directors with a term expiring at the 2017 Annual Meeting of Stockholders. With Mr. Brown’s appointment, the Outerwall Board has been expanded to eight directors, seven of whom are independent. The Outerwall Board will be expanded to accommodate the two additional independent directors upon their appointment.

Pursuant to the Cooperation Agreement, Engaged Capital has agreed to vote all of its shares in favor of Outerwall’s nominees at the 2016 Annual Meeting of Stockholders, and has agreed to customary standstill provisions. The full agreement between Outerwall and Engaged Capital will be filed on a Form 8-K with the Securities and Exchange Commission.

About Jeffrey J. Brown

Jeffrey J. Brown, 55, is Chief Executive Officer and a founding member of Brown Equity Partners, LLC (“BEP”), which provides capital to management teams and companies. Prior to founding BEP in 2007, Mr. Brown served as a founding partner of Forrest Binkley & Brown, a venture capital and private equity firm. In his 29 years in the investment business, Mr. Brown has served on over 40 boards of directors, including service on seven public companies: Medifast, Inc. (Lead Director), RCS Capital Corporation, Midatech Pharma PLC, Nordion, Inc., Steadfast Income REIT, Inc., Golden State Vintners, Inc. (Chairman) and Stamps.com. Throughout his career, Mr. Brown has also worked at Hughes Aircraft Company, Morgan Stanley & Company, Security Pacific Capital Corporation and Bank of America Corporation.

About Outerwall

Outerwall Inc. (Nasdaq: OUTR) has more than 20 years of experience creating some of the most profitable spaces for their retail partners. The company delivers breakthrough kiosk experiences that delight consumers and generate revenue for retailers. As the company that brought consumers Redbox® entertainment, Coinstar® money services, and ecoATM® electronics recycling kiosks, Outerwall is leading the next generation of automated retail and paving the way for inventive, scalable businesses. Outerwall™ kiosks are in neighborhood grocery stores, drug stores, mass merchants, malls, and other retail locations in the United States, Canada, Puerto Rico, the United Kingdom, and Ireland. Learn more at www.outerwall.com.

About Engaged Capital

Engaged Capital, LLC (“Engaged Capital”) was established in 2012 by a group of professionals with significant experience in activist investing in North America and was seeded by Grosvenor Capital Management, L.P., one of the oldest and largest global alternative investment managers. Engaged Capital is a limited liability company owned by its principals and formed to create long-term shareholder value by bringing an owner’s perspective to the managements and boards of undervalued public companies. Engaged Capital manages both a long-only and long/short North American equity fund. Engaged Capital’s efforts and resources are dedicated to a single investment style, “Constructive Activism” with a focus on delivering superior, long-term, risk-adjusted returns for investors. Engaged Capital is based in Newport Beach, California.

Forward Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words indicating future events, performance, results and actions, such as “will” and “expect,” and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The forward-looking statements in this press release include, among others, statements regarding Company interactions with and actions relating to investors, exploration of strategic and financial alternatives, annual meeting and board composition matters, and execution of business strategies. Forward-looking statements are not guarantees of future actions, events or performance, which may vary materially from those expressed or implied in such statements. Differences may result from, among other things, actions taken by the Company or investors, including Engaged Capital, or other third parties, including those beyond the Company’s control. Such risks and uncertainties include, but are not limited to, results of interactions with third parties, including investors, actions by the Company’s board and management and investors, results and timing of strategic and financial alternatives, and related transactions and actions, continuation of or changes in strategic and financial objectives, and the ability to attract new or maintain retailer relationships, penetrate or maintain markets and distribution channels, and react to changing consumer demands. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, results or actions, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), as well as other public filings with the SEC. These forward-looking statements reflect the Company’s expectations as of the date hereof. The Company undertakes no obligation to update the information provided herein.

Investor Contacts:

Rosemary Moothart

Director, Investor Relations

425-943-8140

rosemary.moothart@outerwall.com

Innisfree M&A

Scott Winter / Jennifer Shotwell

212-750-5833

Media Contacts:

Susan Johnston

Vice President, Corporate Communications & Public Affairs

425-943-8993

Susan.Johnston@outerwall.com

Joele Frank, Wilkinson Brimmer Katcher

Matthew Sherman / James Golden / Matthew Gross

212-355-4449